UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

Filed by the Registrant ☒         Filed by a Party other than the Registrant ☐
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☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material under § 240.14a-12
Independent Bank Group, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SUPPLEMENTAL MATERIALS
RELATING TO THE PROXY STATEMENT
FOR THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON THURSDAY, MAY 23, 2019

May 10, 2019
The following supplemental information (this “Proxy Supplement”) is being provided by Independent Bank Group, Inc. (the “Company”) in connection with the Company’s proxy statement dated April 23, 2019 (the “Proxy Statement”) furnished in connection with the 2019 Annual Meeting of Shareholders of the Company to be held in the Ballroom of The Grand Hotel, 114 West Louisiana Street, McKinney, Texas 75069, on Thursday, May 23, 2019, at 3:30 p.m., Central Time, and any adjournments thereof. Terms used and not otherwise defined in this Proxy Supplement have the respective meanings ascribed to such terms in the Proxy Statement. The information set forth in this Proxy Supplement is in addition to the information set forth in the Proxy Statement, and should be read in conjunction with the Proxy Statement.
Proposal 1. Election of Directors

On May 6, 2019, Institutional Shareholder Services (“ISS”) provided a proxy analysis in connection with the Company’s Annual Meeting of Shareholders to be held to be held on May 23, 2019. In its report, ISS recommended that shareholders withhold a vote for J. Webb Jennings III, a nominee for director, due to what ISS deemed as insufficient disclosure regarding whether Mr. Jennings attended at least 75% of the 2018 board and committee meetings. This supplement provides additional disclosure regarding Mr. Jennings’ record of attendance at Board of Directors and committee meetings.
In 2018, Mr. Jennings attended 92% of Board of Directors meetings and 77% of the aggregate committee meetings for which he was a member. Accordingly, in 2018, Mr. Jennings attended 84% of the aggregate of Board of Directors and committee meetings for which he was a member.
The Board of Directors respectfully urges shareholders to vote “FOR” the election of Mr. Jennings and the other nominees for director to the Company’s Board of Directors.

Your Vote Is Important
Whether or not you plan to attend the meeting, please vote by completing, signing and dating the proxy card that was included with the Proxy Statement and promptly mailing it in the envelope provided or vote via the Internet or by telephone pursuant to the instructions provided on the proxy card that was included with the Proxy Statement. If you have questions, please contact:

Paul Langdale Investor Relations Officer (972) 562-9004 plangdale@ibtx.com	Jan Webb Corporate Secretary (972) 562-9004 jwebb@ibtx.com

If you have already voted and do not desire to change your vote, you do not need to do anything. Your vote will be tabulated as you previously instructed. You may change your vote and revoke your proxy at any time prior to its exercise at the meeting by following the instructions in the previously filed Proxy Statements.